Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. 760-476-2633 www.viasat.com
ViaSat Announces Strong Growth in Revenues and Earnings
     Carlsbad, CA — February 6, 2006 — ViaSat Inc. (NASDAQ: VSAT), a provider of communication equipment for government and commercial customers, today announced financial results for the third quarter of fiscal year 2006. Highlights include record quarterly and year-to-date revenues of $111.6 million and $315.7 million, respectively. The company also reported net income of $0.26 per share on a pro forma basis or $0.23 per share on a diluted GAAP basis. Year-to-date, the company reported net income of $0.72 per share on a pro forma basis or $0.62 per share on a diluted GAAP basis. In addition, the company posted another strong quarter for cash flows, generating almost $11.0 million from operations, bringing the year-to-date total to $30.0 million.
     “Our third quarter yielded record revenues, solid earnings and good cash flow,” said Mark Dankberg, chairman and CEO of ViaSat. “While new orders in the period were lower as we anticipated, our backlog is about 11% higher than at the same time last year. Looking ahead, new business activity is very robust and we are aiming to achieve record backlog levels in the next quarter or two.”
Financial Results
     For the third quarter ended December 30, 2005,1 the company reported the following:

(In millions, except per share data)	Q3 2006	Q3 2005	First 9 Mos. FY06	First 9 Mos. FY05
Revenues	$111.6	$88.2	$315.7	$255.0
Net income	$6.6	$5.2	$17.8	$12.5
Diluted per share net income	$0.23	$0.19	$0.62	$0.45
Pro forma net income [2]	$7.6	$6.1	$20.6	$15.6
Diluted per share pro forma net income [2]	$0.26	$0.22	$0.72	$0.56
Diluted weighted average shares	29.2	28.1	28.6	28.1

New orders/Contract awards	$78.2	$107.5	$310.4	$296.7
Sales backlog	$359.7	$323.3	$359.7	$323.3

[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2006 end on July 1, 2005, September 30, 2005, December 30, 2005 and March 31, 2006.

[2]	All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the “Pro Forma Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Pro Forma Financial Information.”
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Government Segment
     The Government segment recorded record quarterly and nine-month revenues of $53.2 million and $156.2 million, respectively, a 9.5% increase over the third quarter of fiscal year 2005 and a 22.3% increase over the prior nine-month period. The third quarter year-over-year increase in revenues resulted primarily from an increase in sales of tactical data link products.
Commercial Segment
     For the Commercial segment, revenues were $60.2 million for the third quarter, a 46.7% increase over the third quarter of fiscal year 2005. Year-to-date Commercial segment revenues were $164.7 million, a 25.3% increase over prior year. The revenue growth from the third quarter and year-to-date of fiscal year 2005 to third quarter of fiscal year 2006 was primarily related to sales of consumer broadband systems and equipment.
Selected Third Quarter 2006 Business Highlights
•	Completed the acquisition of Efficient Channel Coding, Inc. (ECC), further enhancing our competitive position in satellite broadband. ECC provides chips for the new DVB S2 Adaptive Coding & Modulation (ACM) mode in the DVB-RCS open VSAT standard — an important new capability in ViaSat’s popular LinkStar® product roadmap. ECC is also the modem chip, and modem reference design provider for the iPSTAR spot-beam broadband satellite system serving Asia Pacific.

•	Received additional MIDS LVT orders under production Lot 6, bringing the total orders received to over $70 million for this production lot.

•	Shipped a record number of VSAT (very small aperture terminals) equipment, including over 44,000 consumer broadband units and over 8,000 enterprise terminals in the quarter.

•	Received additional orders for our DOCSIS®-for-satellite consumer broadband terminals and hub equipment from WildBlue Communications.

•	Received additional scope and funding in support for an embedded security module program in excess of $10 million.

•	Began work on a new link effect simulator in support of the Mobile Objective User System (MUOS) program.

•	Began shipping maritime and general aviation systems to Boeing in support of the Connexion by Boeing® network, expanding the network’s reach to long and short-haul aircraft and sea-based systems.

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Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2006 and beyond and the “Selected Third Quarter 2006 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat’s ability to perform under existing contracts and obtain additional contracts, ViaSat’s ability to develop new products that gain market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat’s Form 10-Ks and subsequent Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Conference Call
     ViaSat Inc. will host a conference call to discuss these FY2006 Third Quarter Earnings at 8:30 A.M. Eastern Time on Tuesday, February 7, 2006. The dial-in number is (866) 713-8395 in the U.S. and (617) 597-5309 internationally. The pass code is 79465204. An audio replay will be available until 7:00 P.M. EST February 8, 2006 at (888) 286-8010 (617-801-6888 international) and the pass code is 29299636. You can also access our conference call webcast, conference call materials and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call and associated conference call materials will be archived and available on that site for at least 12 months immediately following the conference call.
About ViaSat, Inc. (www.viasat.com)
     ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. Products include satellite ground systems, information security devices, tactical communication radios, and communication simulators. The company’s full line of satellite communication products includes VSAT systems for network access and infrastructure, and Ka-band satellite
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systems, from user terminals to large gateways. Along with its headquarters in Carlsbad, CA, ViaSat has divisions located in Duluth, GA, and Germantown, MD.
In addition the company has two wholly-owned subsidiaries: US Monolithics, based in Chandler, AZ designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications for military and commercial applications; and Efficient Channel Coding, based in Cleveland, OH is an innovator in satellite communication components and systems that increase the efficiency of today’s advanced satellite, wireless and wire-line communication systems.
Use of Pro Forma Financial Information
     Pro forma net income excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Pro Forma Condensed Consolidated Statement of Operations” table for a reconciliation of net income to pro forma net income. Pro forma as presented in this press release may not be comparable to similarly titled measures reported by other companies.
Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
DOCSIS is a registered trademark of Cable Television Laboratories Inc.
Connexion by Boeing is a registered trademark of The Boeing Company.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Nine months ended
	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004
Revenues	$111,608	$88,187	$315,697	$255,000
Cost of revenues	83,685	68,472	237,560	194,056

Gross profit	27,923	19,715	78,137	60,944
Operating expenses:
Selling, general & administrative	14,724	11,395	40,897	34,440
Independent research and development	3,528	1,941	10,389	5,360
Amortization of intangible assets	1,694	1,512	4,718	5,130

Income from operations	7,977	4,867	22,133	16,014
Interest, net	105	(32)	(70)	(69)

Income before income taxes and minority interest	8,082	4,835	22,063	15,945
Provision (benefit) for income taxes	1,442	(408)	4,337	3,305
Minority interest in net earnings (loss) of subsidiary, net of tax	12	2	(31)	91

Net Income	$6,628	$5,241	$17,757	$12,549

Diluted net income per share	$0.23	$0.19	$0.62	$0.45

Diluted common equivalent shares	29,177	28,104	28,641	28,138
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Nine months ended
	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004
Revenues	$111,608	$88,187	$315,697	$255,000
Cost of revenues	$83,685	68,472	$237,560	194,056

Gross profit	27,923	19,715	78,137	60,944
Operating expenses:
Selling, general & administrative	14,724	11,395	40,897	34,440
Independent research and development	3,528	1,941	10,389	5,360

Pro forma income from operations	9,671	6,379	26,851	21,144
Interest, net	105	(32)	(70)	(69)

Pro forma income before income taxes and minority interest	9,776	6,347	26,781	21,075
Provision for income taxes	2,120	197	6,224	5,357
Minority interest in net earnings (loss) of subsidiary, net of tax	12	2	(31)	91

Pro forma net income	$7,644	$6,148	$20,588	$15,627

Pro forma diluted net income per share	$0.26	$0.22	$0.72	$0.56

Diluted common equivalent shares	29,177	28,104	28,641	28,138

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income	$6,628	$5,241	$17,757	$12,549
Amortization of intangible assets	1,694	1,512	4,718	5,130
Income tax effect	(678)	(605)	(1,887)	(2,052)

Non-GAAP net income	$7,644	$6,148	$20,588	$15,627

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(Unaudited)
(In thousands)

Assets	December 30, 2005	April 1, 2005

Current Assets:
Cash and S-T investments	$22,238	$14,741
Accounts receivable, net	157,498	141,298
Inventory	40,086	36,612
Deferred income taxes	6,986	7,027
Other current assets	6,905	10,114

Total current assets	233,713	209,792

Goodwill	28,133	19,492
Other intangible assets, net	26,068	20,990
Property and equip, net	39,207	33,278
Other assets	17,965	18,273

	$345,086	$301,825

Liabilities and	December 30, 2005	April 1, 2005
Stockholder’s Equity:

Current liabilities:
Accounts payable	$44,454	$38,523
Accrued liabilities	40,909	32,410
Line of credit	—	—

Total current liabilities	85,363	70,933

Other liabilities	7,250	3,911

Total liabilities	92,613	74,844

Minority interest	696	698

Total stockholders’ equity	251,777	226,283

	$345,086	$301,825

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